CORBIN & WERTZ

                       A COMPANY OF PROFESSIONAL SERVICES


January 16, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Amended Quarterly Report on Form 10-QSB/A for Internet Golf Association,
    Inc.


We have read Part II, Item 5 included in the amended quarterly report on Form 10-QSB/A for Internet Golf Association, Inc. dated January 10, 2001, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein inasmuch as they relate to our firm.


/s/ Corbin & Wertz


CORBIN & WERTZ
Irvine, California